UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2026

CRH public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-32846	98-0366809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stonemason’s Way, Rathfarnham,

Dublin 16, D16 KH51, Ireland

(Address of principal executive offices)

+353 1 404 1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of €0.32 each	CRH	New York Stock Exchange
5.200% Guaranteed Notes due 2029	CRH/29	New York Stock Exchange
5.125% Guaranteed Notes due 2030	CRH/30	New York Stock Exchange
4.400% Guaranteed Notes due 2031	CRH/31	New York Stock Exchange
6.400% Notes due 2033	CRH/33A	New York Stock Exchange
5.400% Guaranteed Notes due 2034	CRH/34	New York Stock Exchange
5.500% Guaranteed Notes due 2035	CRH/35	New York Stock Exchange
5.000% Guaranteed Notes due 2036	CRH/36	New York Stock Exchange
5.875% Guaranteed Notes due 2055	CRH/55	New York Stock Exchange
5.600% Guaranteed Notes due 2056	CRH/56	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On June 21, 2026, CRH Americas, Inc. (‘Parent’), a Delaware corporation and indirect wholly owned subsidiary of CRH public limited company (‘CRH,’ ‘we,’ ‘our’ or ‘us’), Neon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (‘Merger Sub’), and Arcosa, Inc., a Delaware corporation (‘Arcosa’), entered into an Agreement and Plan of Merger (the ‘Merger Agreement’), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Arcosa, with Arcosa being the surviving entity and becoming a wholly owned subsidiary of Parent (the ‘Merger’). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Merger Agreement, which is attached hereto as Exhibit 2.1.

Merger Consideration

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the ‘Effective Time’), each share of Arcosa common stock, par value $0.01 per share (the ‘Arcosa Common Stock’), issued and outstanding immediately prior to the Effective Time (other than any restricted Arcosa Common Stock awards granted under Arcosa’s equity plan, Cancelled Shares and any Dissenting Shares) will be automatically converted into the right to receive $150.00 in cash, without interest and subject to applicable withholding taxes (the ‘Merger Consideration’).

Pursuant to the Merger Agreement, at the Effective Time, each Arcosa restricted stock unit award covering shares of Arcosa Common Stock and each share of restricted Arcosa Common Stock, in each case granted prior to the date of the Merger Agreement and outstanding as of the date of the Merger Agreement (each, an ‘Arcosa Equity Award’), will become vested and be settled in cash, without interest, in an amount equal to the Merger Consideration multiplied by the number of shares of Arcosa Common Stock underlying such Arcosa Equity Award, plus the amount of any accrued but unpaid dividend equivalents with respect to such Arcosa Equity Award, in each case less applicable withholding taxes. With respect to any Arcosa Equity Award that vests based on achievement of pre-established performance criteria, the number of shares of Arcosa Common Stock subject to such award will be determined with performance levels deemed achieved at the greater of (x) 100% of target and (y) actual performance achieved prior to the Effective Time, as determined by the Board of Directors of Arcosa (‘Arcosa Board of Directors’) (or an appropriate committee thereof). Any Arcosa equity awards granted following the date of the Merger Agreement will be treated in accordance with the Merger Agreement.

Closing Conditions

The consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions set forth in the Merger Agreement, including (i) adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Arcosa Common Stock (the ‘Arcosa Stockholder Approval’), (ii) the absence of any law, injunction or order (whether temporary, preliminary or permanent) by any governmental entity that has the effect of restraining, enjoining or otherwise prohibiting the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the ‘HSR Act’), and the receipt or waiver of specified regulatory approvals in the Required Jurisdictions, and (iv) other customary closing conditions, including (a) each party’s representations and warranties being true and correct, subject to certain customary qualifications, (b) each party’s compliance with or performance of, in all material respects, its obligations under the Merger Agreement and (c) the absence of a material adverse effect with respect to Arcosa.

Stockholder Approval

The Merger Agreement includes a covenant requiring Arcosa to call and hold a special meeting of Arcosa stockholders to approve the Merger and, subject to certain exceptions described below, not to withdraw, change, amend, modify or qualify in a manner adverse to Parent the recommendation of the Arcosa Board of Directors that Arcosa stockholders approve the Merger Agreement.

No Shop; Fiduciary Out

Pursuant to the Merger Agreement, between the date of the signing of the Merger Agreement and the earlier of its termination or the Effective Time, Arcosa has agreed not to, among other items and subject to certain exceptions set out in the Merger Agreement, (i) solicit, initiate, knowingly encourage or facilitate any inquiry, proposal or offer, or make, submit or announce any inquiry, proposal or offer which constitutes, or could reasonably be expected to lead to an Acquisition Proposal or (ii) participate in any discussions or negotiations regarding or furnish to any person any information relating to Arcosa or any subsidiary of Arcosa, in each case, in connection with an Acquisition Proposal.

Prior to obtaining the Arcosa Stockholder Approval, however, subject to satisfaction of certain conditions and under the circumstances specified in the Merger Agreement, the Arcosa Board of Directors may: (i) in response to an Intervening Event, make a Change of Recommendation, or (ii) if Arcosa has received a Superior Proposal, make a Change of Recommendation and cause Arcosa to enter into a definitive agreement providing for such Superior Proposal and terminate the Merger Agreement, so long as, in either case, the Arcosa Board of Directors determines in good faith after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach of the directors’ fiduciary duties under applicable law, subject to complying with notice and other specified conditions, including customary match rights of Parent, and, in the case of a termination of the Merger Agreement, payment to Parent of the termination fee described below.

Termination and Termination Fees

The Merger Agreement contains certain termination rights for both Arcosa and Parent, including the right of either party to terminate the Merger Agreement if: (i) the Merger is not completed by June 21, 2027 (such date, as may be extended, the ‘Outside Date’), provided that the Outside Date will be automatically extended by up to six months if, as of the Outside Date, certain conditions to closing relating to antitrust or other regulatory clearances (including expiration or termination of the applicable waiting period under the HSR Act and receipt of the required approvals in the Required Jurisdictions) have not been satisfied or waived, but all of the other closing conditions have been satisfied or waived, in each case as and to the extent set forth in the Merger Agreement; provided that the right to terminate on the Outside Date will not be available to any party whose action or failure to fulfill any obligation under the Merger Agreement has been a proximate cause of the failure of the Merger to be consummated by the Outside Date and constitutes a material breach of the Merger Agreement; (ii) a Governmental Entity of competent jurisdiction has issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; or (iii) the Arcosa Stockholder Approval is not obtained prior to the conclusion of Arcosa’s stockholders’ meeting relating thereto (including any adjournments or postponements thereof).

The Merger Agreement may be terminated by mutual written consent of Parent and Arcosa.

Parent can terminate the Merger Agreement if: (i) (1) neither Parent nor Merger Sub is then in material breach of the Merger Agreement and (2) Arcosa breaches any of its representations or warranties (or such representations or warranties shall have become untrue or inaccurate) or fails to perform under any covenants or agreements set forth in the Merger Agreement, which breach, violation, inaccuracy or failure to perform (a) would result in the failure of certain conditions to closing and (b) is incapable of being cured by the Outside Date, or if capable, is not cured by Arcosa before the earlier of (x) the business day immediately prior to the Outside Date and (y) the 30th calendar day following receipt by Arcosa of notice from Parent of such breach, violation, inaccuracy or failure to perform; or (ii) prior to receipt of Arcosa Stockholder Approval, the Arcosa Board of Directors makes a Change of Recommendation.

Arcosa can terminate the Merger Agreement: (i) (1) if Arcosa is not then in material breach of the Merger Agreement and (2) either Parent or Merger Sub breaches any of its representations or warranties (or such representations or warranties shall have become untrue or inaccurate) or fails to perform under any covenants or agreements set forth in the Merger Agreement, which breach, violation, inaccuracy or failure to perform (a) would result in the failure of certain conditions to closing and (b) is incapable of being cured by the Outside Date, or if capable, is not cured by Parent or Merger Sub before the earlier of (x) the business day immediately prior to the Outside Date and (y) the 30th calendar day following receipt by Parent of notice from Arcosa of such breach, violation, inaccuracy or failure to perform; or (ii) prior to receipt of Arcosa Stockholder Approval, in order to enter into a definitive agreement providing for a Superior Proposal, provided that Arcosa has complied in all material respects with its non-solicitation obligations under the Merger Agreement and pays the applicable termination fee described below.

Upon termination of the Merger Agreement, (i) Parent, under specified circumstances set forth in the Merger Agreement relating to the failure to obtain antitrust or other required regulatory clearances, will be required to pay Arcosa a termination fee equal to $371,967,952, and (ii) Arcosa, under specified circumstances, including termination of the Merger Agreement by, among other things, (a) Arcosa to enter into a definitive agreement providing for a Superior Proposal (prior to obtaining Arcosa Stockholder Approval) or (b) Parent as a result of a Change of Recommendation (prior to obtaining the Arcosa Stockholder Approval), will be required to pay Parent a termination fee equal to $260,377,567.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants of the parties relating to their respective businesses and the Merger, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Arcosa, including, among others and subject to certain exceptions, covenants relating to conducting its business in the ordinary course of business, preserving intact its and its subsidiaries’ present business organizations, goodwill and ongoing businesses, and preserving its and its subsidiaries’ relationships with customers, suppliers, vendors, Governmental Entities, employees and others with whom they have material business relations.

In addition, subject to the terms of the Merger Agreement, Arcosa and Parent are required to use their respective reasonable best efforts to consummate the Merger and to obtain all required regulatory approvals, including expiration or termination of the applicable waiting period under the HSR Act and the receipt of the required approvals in the Required Jurisdictions, by the Outside Date, including by, among other things, defending any litigation seeking to delay, prevent or otherwise prohibit the Merger. Parent’s obligations include agreeing or committing to sell, divest or otherwise convey, or to license, hold separate or enter into similar arrangements with respect to, any particular asset, category, portion or part of an asset or business of Parent, Arcosa or their respective subsidiaries subsequent to the Effective Time, and to terminate existing relationships and contractual rights and obligations, in each case to the extent necessary to obtain the required antitrust and regulatory clearances (each, a ‘Regulatory Remedial Action’). However, Parent’s obligation to take Regulatory Remedial Actions is subject to certain limitations set forth in the Merger Agreement, including that Parent is not required to take any Regulatory Remedial Action that is not conditioned on the consummation of the Merger or if such action would require the divestiture or holding separate (or any other Regulatory Remedial Action) of or with respect to assets, business or product lines of Parent, Arcosa or its subsidiaries that would exceed a specified materiality threshold. Arcosa may not agree or commit to any Regulatory Remedial Action without Parent’s prior written consent and must take all reasonable steps to effectuate any Regulatory Remedial Action as directed by Parent, subject to such action being conditioned on the consummation of the Merger. Parent has the right to lead the regulatory strategy for obtaining the required approvals, subject to specified consultation rights of Arcosa. Consummation of the Merger is not subject to any financing condition.

If the Merger is consummated, the Arcosa Common Stock will be delisted from the New York Stock Exchange and NYSE Texas and deregistered under the Securities Exchange Act of 1934, as amended (the ‘Exchange Act’).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, Merger Sub, Arcosa or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about CRH or Parent included in the public reports filed by CRH with the Securities and Exchange Commission (‘SEC’). The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding CRH, Parent, Merger Sub and Arcosa and the transactions contemplated by the Merger Agreement that will be contained in, incorporated by reference into or attached as an annex to the proxy statement that Arcosa will file in connection with the transactions contemplated by the Merger Agreement as well as in the other filings that each of CRH and Arcosa will make with the SEC.

Item 7.01	Regulation FD Disclosure.

On June 22, 2026, CRH and Arcosa issued a joint press release announcing the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The press release also announced that CRH will be hosting a conference call and webcast at 8:30 a.m., Eastern Time, on June 22, 2026, to discuss the Merger.

In connection with the conference call and webcast, CRH has also prepared an investor presentation relating to the Merger. A copy of the investor presentation is furnished herewith as Exhibit 99.2 and is incorporated herein by reference

The information disclosed in this Current Report on Form 8-K (this ‘Current Report’) pursuant to this Item 7.01 (including Exhibits 99.1 and 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

Bridge Facility Agreement

In connection and substantially concurrently with the Merger Agreement, CRH, as guarantor, and CRH America Finance, Inc., a Delaware corporation and indirect wholly owned subsidiary of CRH, as borrower, entered into a bridge facility agreement (the ‘Bridge Facility Agreement’) with the lenders party thereto, J.P. Morgan SE, as agent, and J.P. Morgan Securities plc and Morgan Stanley Bank International Limited, as mandated lead arrangers, and JPMorgan Chase Bank, N.A., London Branch, Morgan Stanley Bank, N.A. and Morgan Stanley Senior Funding, Inc. as lenders (the ‘Lenders’), pursuant to which the Lenders have committed to provide a $5.75 billion U.S. dollar term loan facility (the ‘Bridge Loan’) to finance, in part, the consideration under the Merger Agreement, the refinancing of certain of Arcosa’s existing debt and related fees and expenses. The Bridge Loan is expected to be replaced with alternative financing prior to the closing of the Merger, which may include one or more term loan facilities and/or senior notes issuances. The funding of the Bridge Loan is subject to the occurrence of customary closing conditions.

Share Buyback Program

In connection with the Merger, CRH does not expect to initiate a new tranche of its share buyback program following the expiration of the current tranche, which commenced on April 30, 2026 and is expected to end no later than July 28, 2026. CRH expects to evaluate its share buyback program at a later date, subject to market conditions, capital allocation priorities and other factors.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1*	Merger Agreement, dated June 21, 2026, by and among CRH Americas, Inc., Neon Merger Sub, Inc. and Arcosa, Inc.

99.1	Joint Press Release, dated June 22, 2026.

99.2	Investor Presentation, dated June 22, 2026.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

*	Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K. CRH agrees to furnish supplementally a copy of any omitted annexes, schedules or exhibits to the SEC upon request.

Forward-Looking Statements

This Current Report contains statements that are, or may be deemed to be, forward-looking statements with respect to the Merger and the proposed financing for the Merger and CRH’s share buyback program. These forward-looking statements may generally, but not always, be identified by the use of words such as “will”, “anticipates”, “should”, “could”, “would”, “targets”, “aims”, “may”, “continues”, “expects”, “is expected to”, “estimates”, “believes”, “intends” or similar expressions. These forward-looking statements include all matters that are not historical facts or matters of fact at the date of this Current Report.

In particular, statements regarding the anticipated financing of the Merger and statements regarding CRH’s expectations with respect to its share buyback program, among other statements, are forward-looking in nature.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect CRH’s current expectations and assumptions as to such future events and circumstances that may not prove accurate. You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this Current Report. CRH expressly disclaims any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law.

A number of material factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, certain of which are beyond our control, and which include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to obtain the required approval of Arcosa’s stockholders; the failure to satisfy the other conditions to the completion of the Merger, including the receipt of required regulatory approvals; risks that the Merger disrupts CRH’s current plans and operations; the ability to recognize the anticipated benefits of the Merger; the amount of costs, fees, expenses and charges related to the Merger and the actual terms of the financing obtained in connection with the Merger; diversion of management’s attention from ongoing business operations and opportunities; potential litigation relating to the Merger; the effect of the announcement or pendency of the Merger on CRH’s and Arcosa’s business relationships, operating results and business generally; economic and financial conditions, including changes in interest rates, inflation, price volatility and/or labor and materials shortages; and the risks and uncertainties described under “Risk Factors” in Part I, Item 1A in CRH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC and in CRH’s other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2026

CRH public limited company
/s/ Aylwyn Bryan
By:	Aylwyn Bryan
Chief Financial Officer